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                                                                 Exhibit (10)(v)



                                 April 14, 1999



Mr. Allen R. Morrow
6878 Blue Ridge Drive
Poland, Ohio 44514

Dear Al:

This letter agreement sets forth the terms and conditions of your separation from employment with Cold Metal Products, Inc. (the "Company"). We agree as follows:

         1. RESIGNATION DATE. Your resignation as an officer of the Company will be effective on December 23, 1998, sometimes referred to herein as the "resignation date". Your termination of employment with the Company will be effective on the last day of the one year period beginning on the resignation date, which is referred to herein as the "post-resignation period".

         (b) During the post-resignation period, your only duties will be such as may be reasonably assigned to you by the President of the Company or its designee, and you will not have authority to bind or obligate the Company in any way. The Company recognizes that you will not devote significant portions of your working time to the performance of such duties.

         2. OBLIGATIONS OF THE COMPANY. In consideration of the agreements, releases and representations made by you in this Agreement:

         (a) During the post-resignation period: (i) you will receive monthly salary at the annual rate of $115,008, less lawful withholdings, (ii) you will continue to participate in those employee benefit plans and fringe benefit arrangements identified in Schedule A, subject to the Company's right to modify, amend or terminate any such plan or arrangement, (iii) for purposes of computing the amount of your pension from the Pension Plan for Salaried Non-Bargaining Employees of Cold Metal Products, Inc. (the "Pension Plan"), you will be credited with service for the post-resignation period, (iv) you may continue to participate in the Cold Metal Products, Inc. Thrift Plan during the post-resignation period, (v) you will receive additional severance, in any amount equal to $8,847 plus pay for 3 more vacation days, within 30 days after the date of this Agreement; and (vi) you will receive additional severance, in the amount of $20,000, within 30 days after the date of this Agreement.

         (b) You will receive all amounts credited to your account under the Company's Special Incentive Compensation Plan, including investment earnings, as if you had "Retired", within the meaning of such plan, on the resignation date. Payment will be made to you within 30 days after the date of this Agreement.

         (c) The Company will transfer title to your Company vehicle to you, within 30 days after the date of this Agreement.



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Mr. Allen R. Morrow
April 14, 1999
Page 2

         (d) Within thirty (30) days after this Agreement becomes effective, the Company will pay an allowance of $10,000 for financial services and legal fees relating to this Agreement.

         (e) Your resignation on the resignation date will be considered a "Normal Termination" for purposes of the Company's 1994 Incentive Program, so that your currently exercisable options to purchase 22,500 shares of Company stock will not expire until five (5) years after the termination date. You agree that your employment after the resignation date will not defer or affect the effective date of your Normal Termination for purposes of this program.

         3. PURCHASE OF STOCK.

         (a) You shall have the right to require the Company to purchase all or any part of the 77,900 shares of the Company's common stock owned by you, but only to the extent permitted by applicable law, at a price equal to the lower of:

                  (i) the average of the closing prices of such stock on the New York Stock Exchange over the 20 trading days preceding the date of your written notice (described below), or

                  (ii) $3 13/16 per share.

         (b) You may exercise this right by delivering written notice to the Company on or before April 2, 1999. At the closing of such purchase, which shall be held on such date as we agree, but not later than 30 days after receipt by the Company of such written notice, the Company will deliver payment for the shares, by wire transfer to an account designated by you or as you otherwise reasonably instruct, subject to your delivery to the Company of certificates representing all shares, endorsed for transfer or with duly executed stock powers attached.

         4. YOUR OBLIGATIONS: GENERAL RELEASE.

         (a) In consideration of your receipt of the payments and benefits described in paragraphs 2 and 3 above:

                  (i) You release and agree not to sue the Company, Aarque Securities Corporation or any of their affiliates, or any of the officers, agents or employees thereof, with respect to any claim, whether known or unknown, which you have, or may have, related to your employment with the Company, or termination of such employment (the "Claims"), including all Claims of unlawful discrimination on account of sex, race, age, disability, veteran's status, national origin or religion; all Claims based upon any federal, state or local equal employment opportunity law, including the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, the Americans



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                                       -2-


Mr. Allen R. Morrow
April 14, 1999
Page 3

With Disabilities Act of 1990, the Civil Rights Act of 1991, all Claims for violations of the Employee Retirement Income Security Act of 1974; all Claims for violation of any agreement or representation, express or implied, made prior to or simultaneously with this Agreement; and all Claims based upon wrongful termination of employment and similar or related Claims.

                  (ii) You will not at any time disclose any Confidential Information in whole or in part to any person, firm or corporation for any reason or purpose whatsoever, or use such information in any way or in any capacity. The term "Confidential Information" shall mean secret or confidential information relating to the Company, its affiliates and customers or their affiliates, which conveys a competitive advantage to the Company or any such customer, client or affiliate, and which was disclosed to or known by you as a consequence of or through your employment with the Company (including information conceived, originated, discovered or developed by you), which information is not public knowledge or otherwise generally known in the relevant trade or industry.

         (b) It is agreed that the general release set forth in this paragraph 4: (i) does not release the Company of its obligations under this Agreement; and
(ii) shall not adversely affect such benefits, if any, to which you may be entitled under the Pension Plan for Salaried Non-Bargaining Employees of Cold Metal Products, Inc., the Cold Metal Products, Inc. Thrift Plan, the Cold Metal Products, Inc. Special Incentive Compensation Plan, and the fringe benefit plans set forth in Schedule A, as such plans may be amended from time to time.

         (c) You represent and acknowledge that you do not possess any literature, manuals, documents, data, information, order forms, price lists, memoranda, correspondence, computer disks or tapes, customer or prospective customer lists, customers' orders or records, whether compiled by you, a customer or the Company, or coming to your knowledge or custody in connection with your activities as an employee of the Company, or any machines, parts, equipment, or other materials received by you from the Company or from any of its customers in connection with such activities, excluding publicly available documents and information.

         5. ACKNOWLEDGMENTS. By signing this Agreement, you expressly acknowledge and agree that:

         (a) You have read and fully understand the terms of this Agreement;

         (b) YOU UNDERSTAND THAT THIS AGREEMENT CONSTITUTES A FULL, FINAL AND BINDING SETTLEMENT OF ALL MATTERS COVERED BY THIS AGREEMENT AND THAT THIS AGREEMENT CONSTITUTES A RELEASE OF ALL CLAIMS, KNOWN AND UNKNOWN, WHICH RELATE TO YOUR EMPLOYMENT OR SEPARATION FROM EMPLOYMENT INCLUDING, WITHOUT LIMITATION, CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT;

         (c) You understand that this Agreement does not waive any rights or claims arising after this Agreement goes into effect;

         (d) The payments and benefits described above are significantly more valuable than any payments or benefits you would be entitled to receive under the Company's normal termination policies;


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Mr. Allen R. Morrow
April 14, 1999
Page 4

         (e) You have had the opportunity to consult with an attorney and have in fact consulted an attorney, namely, Terry Lardakis of the firm of Brouse & McDowell, prior to signing this Agreement;

         (f) YOU HAVE HAD ADEQUATE OPPORTUNITY TO REQUEST AND HAVE RECEIVED ALL INFORMATION YOU NEED TO UNDERSTAND THIS AGREEMENT AND HAVE BEEN OFFERED SUFFICIENT TIME, THAT IS, AT LEAST FORTY-FIVE (45) DAYS TO CONSIDER WHETHER TO SIGN THIS AGREEMENT;

         (g) YOU HAVE KNOWINGLY AND VOLUNTARILY ENTERED THIS AGREEMENT WITHOUT ANY DURESS, COERCION OR UNDUE INFLUENCE BY ANYONE.

         6. MISCELLANEOUS.

         (a) You and the Company agree that this Agreement contains the complete agreement between you and the Company and that there are no other agreements or representations relating in any way to the subject matter of this Agreement.

         (b) This Agreement will become effective on the 7th day after you sign it. During the seven (7) days after you sign this Agreement, you may revoke it by giving written notice to the Company, in which event this Agreement will not go into effect.

         (c) The offers set forth in paragraphs 2 and 3 are integrated, dependent offers, and none may be accepted separately.

         If you agree with the foregoing, please indicate by signing below.

                                             COLD METAL PRODUCTS, INC.


                                             By: /s/ Raymond P. Torok
                                                 ------------------------
                                                Raymond P. Torok, President


ACCEPTED AND AGREED TO IN FULL:

/s/ Allen R. Morrow
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Allen R. Morrow
Date: April 14, 1999
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